UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 10, 2008

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

1. Medianet Group Technologies, Inc completed a placement of 2 million shares of common stock to a group of new and existing institutional and accredited investors for approximately $320,000 in gross proceeds.

(a)

The total offering price was sixteen (16) cents per share. Commissions and expenses of $ 17,412 were paid to Noble International Investments, Inc., who acted as selling agent for the Company. Additionally, warrants for 2,000,000 common shares were issued to investors at $0.50 per share for a period of two years, expiring on October 10, 2010.

(b)

The Company relied upon the exemption provided by Section (4) (2) of the Securities Act of 1933. The shares were acquired by 11 investors, each of whom acquired such shares for investment. A restrictive legend was placed on the certificates issued.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

1. Dismissal of Previously engaged public accounting firm

(a)

On October 10, 2008 Child, Van Wagoner & Bradshaw, Pllc. (“Child”) was dismissed as the Company’s independent auditor and independent registered public accounting firm effective immediately. Registrant’s audit committee of the Board of Directors and Registrant’s Board of Directors approved the decision to change independent accountants.

(b)

On October 10, 2008, the Company’s Board of Directors approved the engagement of Lake & Associates CPA LLC (“Lake”), as the Company’s independent auditor and independent registered public accounting firm. Until the appointment by the Company’s Board of Directors, there was no prior relationship between the Company and Lake. On October 15, 2008 an engagement letter was executed with (“Lake”).

(c)

The report issued by Child in connection with the audit of Medianet Group Technologies, Inc., for the years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principle, except that Child’s Report included an explanatory statement wherein Child expressed substantial doubt about the Company’s ability to continue as a going concern. There have been no disagreements with Child on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Company, would have caused the Company to make a reference to the subject matter of such disagreement in connection with its audited reports. There has been no disagreement with our former accountants for the years ended December 31, 2006 and December 31, 2007 and its interim( Form 10-Q) financial statements as filed for the periods ended March 31, 2008 and June 30, 2008 and through the period ended October 10, 2008 (date of dismissal).

2. The Company provided Child with a copy of the foregoing disclosure. A copy of Child’s letter to the Securities and Exchange Commission, dated October 10, 2008 regarding its agreement with the foregoing statements is attached to this report as Exhibit 16.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

16.1	Letter from Child, Van Wagoner, & Bradshaw, Pllc dated 10/15/08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaNet Group Technologies, Inc.

Dated: October 22, 2008

By:	/s/ Martin A. Berns

Martin A. Berns

President and CEO